Exhibit 99.1

For more information, contact:
Tom Miller	Michael Attar
Chief Financial Officer	Director Investor Relations
(818) 444-2325	(818)444-2330
tmiller@ixiacom.com	mattar@ixiacom.com
Ixia Announces 2007 Second Quarter Results
CALABASAS, CA— July 26, 2007— Ixia (Nasdaq: XXIA) today reported its financial results for the second quarter ended June 30, 2007.
Total revenues for the second quarter of 2007 were $43.0 million, which represents a sequential increase of 6% over the first quarter of 2007 and compares to $40.5 million in the second quarter of 2006. Second quarter 2007 revenues do not include any amounts from the reversal of deferred revenue related to the cessation of implied post contract customer support (“PCS”) obligations. Second quarter 2006 revenues include approximately $3.1 million from the reversal of deferred revenue related to the cessation of implied PCS obligations. GAAP net income for the second quarter of 2007 was $1.4 million, or $0.02 per diluted share, compared to net income of $942,000, or $0.01 per diluted share, for the second quarter of 2006.
Ixia’s 2007 second quarter GAAP results include a non-cash, pre-tax impairment charge of $3.3 million attributable to the write down of certain intangible assets related to wireless LAN testing tools acquired as part of Communication Machinery Corporation in July 2005 and the acquisition of the mobile video test product line from Dilithium Networks in January 2006. While the Company expects to curtail future development efforts on both these product lines, Ixia will continue to support the existing customers of these products. Ixia remains committed to the wireless test market and expects to launch additional wireless test products that address 3G and IMS (IP Multimedia Subsystem) over the next 12 months.
In addition to the impairment charge, Ixia’s 2007 second quarter GAAP results include non-cash charges of $2.1 million related to stock-based compensation, $2.0 million for the amortization of acquired intangible assets, and a net tax benefit of $3.4 million related to these items.
Excluding the effects of these non-cash items, Ixia’s non-GAAP net income for the second quarter of 2007 was $5.4 million, or $0.08 per diluted share, compared to $4.8 million, or $0.07 per diluted share, for the comparable period in 2006. Second quarter 2006 non-GAAP results exclude non-cash charges of $4.5 million related to stock-based compensation, $1.6 million for the amortization of acquired intangible assets, and a net tax benefit of $2.2 million related to these items.
“We are encouraged by our second quarter results,” commented Errol Ginsberg, President and Chief Executive Officer of Ixia. “The healthy sequential revenue growth generated good earnings leverage. We improved our cash and investments position by over $10 million and remain in excellent financial condition. Bookings increased strongly from the first quarter and were at near record levels, while our non-Cisco bookings were a record, demonstrating that we continue to make progress diversifying our customer base.”
“Beyond the solid financial performance this quarter, our underlying business trends are also encouraging.” added Mr. Ginsberg. “We had record software bookings, led by IxLoad, our Layer 4 to 7 testing application, which is used to test advanced services like IPTV, while 10 Gigabit Ethernet sales remained strong. From a customer perspective, our carrier business showed a healthy sequential increase, as we continue to gain traction in this important customer segment. Internationally, European revenues increased substantially from the first quarter, and we generated strong Canadian sales, helped in part by robust business with Nortel. Finally, our product development teams continue to perform well, for example, this quarter we introduced our Whistler load module, the first test solution that emulates line-rate, stateful, real-world gigabit and 10 gigabit traffic on a single interface card, offering the most realistic emulation of video, voice and data traffic.”
As of the end of the second quarter ended June 30, 2007, Ixia had cash, cash equivalents and investments of $241 million and no debt.
Ixia will host a conference call today for analysts and investors to discuss its 2007 second quarter results at 5:00 p.m. Eastern Time. Open to the public, a live Web cast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s Web site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web site for 90 days.
Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non-GAAP financial measures (e.g., non-GAAP cost of revenues, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain non-cash expenses such as the amortization or impairment of acquisition-related intangible assets and stock-based compensation, as well as the related income tax effects of such items. The amortization or impairment of acquisition-related intangible assets and stock-based compensation represent non-cash charges that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding certain non-cash charges, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
We are a leading provider of performance test systems for IP-based infrastructure and services. Our highly scalable solutions generate, capture, characterize, and emulate network and application traffic, establishing definitive performance and conformance metrics of network devices or systems under test. Our test systems are used by network and telephony equipment manufacturers, semiconductor manufacturers, service providers, governments, and enterprises to validate the functionality and reliability of complex IP networks, devices, and applications. Our Triple Play test systems address the growing need to test voice, video, and data services and network capability under real-world conditions. Our vision is to be the world’s pre-eminent provider of solutions to enable testing of next generation IP Triple Play networks. Our test systems utilize a wide range of industry-standard interfaces, including Ethernet, SONET, ATM, and wireless connectivity, and are distinguished by their performance, accuracy, reliability, and adaptability to the industry’s constant evolution.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com.
Ixia, the Ixia four petal logo and IxLoad are trademarks and/or registered trademarks of Ixia. Other trademarks are the property of their respective owners.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, growth and profitability and future business and market share. In some cases, such forward-looking statements can be identified by terms such as “may,” “will,” “expect,” “plan,” “believe,” “estimate,” “predict” or the like. Such statements reflect our current intent, belief and expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include those identified in our Annual Report on Form 10-K for the year ended December 31, 2006 and in our other filings with the Securities and Exchange Commission. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2007	2006
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$84,136	$64,644
Short-term investments in marketable securities	135,005	152,703
Accounts receivable, net	30,741	36,221
Inventories	12,508	11,604
Deferred income taxes	6,098	6,382
Prepaid expenses and other current assets	3,318	4,182

Total current assets	271,806	275,736

Investments in marketable securities	21,439	4,354
Property and equipment, net	21,372	22,044
Deferred income taxes	11,217	9,486
Intangible assets, net	17,263	20,224
Goodwill	16,728	16,728
Other assets	953	487

Total assets	$360,778	$349,059

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$2,295	$2,195
Accrued expenses	18,544	15,873
Deferred revenues	17,556	17,346
Income taxes payable	360	5,154

Total current liabilities	38,755	40,568

Deferred revenues	7,164	7,202
Other liabilities	4,133	500

Total liabilities	50,052	48,270

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at June 30, 2007 and December 31, 2006; 68,035 and 67,351 shares issued and outstanding as of June 30, 2007 and December 31, 2006, respectively	135,900	132,413
Additional paid-in capital	92,114	86,305
Retained earnings	82,712	82,071

Total shareholders’ equity	310,726	300,789

Total liabilities and shareholders’ equity	$360,778	$349,059

IXIA
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2007	2006	2007	2006
Revenues:
Products	$36,864	$33,909	$71,579	$64,643
Services	6,135	6,561	12,123	12,894

Total revenues	42,999	40,470	83,702	77,537

Costs and operating expenses:(1)
Cost of revenues — products	8,379	7,640	16,234	14,089
Cost of revenues — amortization of purchased technology	1,427	1,137	2,756	2,193
Cost of revenues — services	916	508	2,060	1,094
Research and development	10,942	11,063	22,610	21,623
Sales and marketing	13,466	15,138	28,309	29,846
General and administrative	5,847	5,149	12,331	10,803
Amortization of intangible assets	614	424	1,145	823
Impairment of purchased technology and intangible assets	3,263	—	3,263	—

Total costs and operating expenses	44,854	41,059	88,708	80,471

Loss from operations	(1,855)	(589)	(5,006)	(2,934)
Interest and other income, net	2,912	2,209	5,611	4,310

Income before income taxes	1,057	1,620	605	1,376
Income tax expense (benefit)	(343)	678	(36)	496

Net income	$1,400	$942	$641	$880

Earnings per share:
Basic	$0.02	$0.01	$0.01	$0.01
Diluted	$0.02	$0.01	$0.01	$0.01

Weighted average number of common and common equivalent shares outstanding:
Basic	67,834	66,955	67,625	66,796
Diluted	69,232	68,802	69,161	68,887

(1) Stock-based compensation included in:
Cost of revenues — products	$84	$136	$226	$308
Cost of revenues — services	32	52	86	117
Research and development	839	1,593	2,260	3,435
Sales and marketing	656	1,996	2,366	4,028
General and administrative	445	686	960	1,477

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended June 30,
	2007		2006
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues – GAAP	$12,225	28.4%	$9,285	22.9%
Amortization of purchased technology(a)	(1,427)	-3.3%	(1,137)	-2.8%
Impairment of purchased technology(b)	(1,503)	-3.5%	—	—
Stock-based compensation(c)	(116)	-0.3%	(188)	-0.4%

Total cost of revenues – Non-GAAP	$9,179	21.3%	$7,960	19.7%

Operating expenses – GAAP	$32,629	75.9%	$31,774	78.5%
Amortization of intangible assets(a)	(614)	-1.4%	(424)	-1.0%
Impairment of intangible assets(b)	(1,760)	-4.1%	—	—
Stock-based compensation(c)	(1,940)	-4.5%	(4,275)	-10.6%

Operating expenses – Non-GAAP	$28,315	65.9%	$27,075	66.9%

Loss from operations – GAAP	$(1,855)	-4.3%	$(589)	-1.5%
Effect of reconciling items(d)	7,360	17.1%	6,024	14.9%

Income from operations – Non-GAAP	$5,505	12.8%	$5,435	13.4%

Income tax expense (benefit) – GAAP	$(343)	-0.8%	$678	1.7%
Effect of reconciling items(e)	3,370	7.8%	2,191	5.4%

Income tax expense – Non-GAAP	$3,027	7.0%	$2,869	7.1%

Net income – GAAP	$1,400	3.3%	$942	2.3%
Effect of reconciling items(f)	3,990	9.2%	3,833	9.5%

Net income – Non-GAAP	$5,390	12.5%	$4,775	11.8%

Diluted earnings per share – GAAP	$0.02		$0.01
Effect of reconciling items(g)	0.06		0.06

Diluted earnings per share – Non-GAAP	$0.08		$0.07

(a)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation and the acquisition of G3 Nova Technologies, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents the impairment of purchased technology of $1.5 million and the impairment of certain intangible assets of $1.8 million related to the acquisition of Communication Machinery Corporation in July 2005 and to the acquisition of the mobile video test product line from Dilithium Networks in January 2006.

(c)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c).

(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b) and (c).

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax.

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax, on a diluted per share basis.

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Six months ended June 30,
	2007		2006
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues – GAAP	$22,553	26.9%	$17,376	22.4%
Amortization of purchased technology(a)	(2,756)	-3.3%	(2,193)	-2.8%
Impairment of purchased technology(b)	(1,503)	-1.8%	—	—
Stock-based compensation(c)	(312)	-0.3%	(425)	-0.6%

Total cost of revenues – Non-GAAP	$17,982	21.5%	$14,758	19.0%

Operating expenses – GAAP	$66,155	79.0%	$63,095	81.4%
Amortization of intangible assets(a)	(1,145)	-1.4%	(823)	-1.1%
Impairment of intangible assets(b)	(1,760)	-2.1%	—	—
Stock-based compensation(c)	(5,586)	-6.6%	(8,940)	-11.5%

Operating expenses – Non-GAAP	$57,664	68.9%	$53,332	68.8%

Loss from operations – GAAP	$(5,006)	-6.0%	$(2,934)	-3.8%
Effect of reconciling items(d)	13,062	15.6%	12,381	16.0%

Income from operations – Non-GAAP	$8,056	9.6%	$9,447	12.2%

Income tax expense (benefit) – GAAP	$(36)	0.0%	$496	0.6%
Effect of reconciling items(e)	4,975	5.9%	4,661	6.1%

Income tax expense – Non-GAAP	$4,939	5.9%	$5,157	6.7%

Net income – GAAP	$641	0.8%	$880	1.1%
Effect of reconciling items(f)	8,087	9.6%	7,720	10.0%

Net income – Non-GAAP	$8,728	10.4%	$8,600	11.1%

Diluted earnings per share – GAAP	$0.01		$0.01
Effect of reconciling items(g)	0.12		0.11

Diluted earnings per share – Non-GAAP	$0.13		$0.12

(a)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisition of the ANVLTM product line from Empirix, Inc., the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation and the acquisition of G3 Nova Technologies, Inc. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of acquisition-related intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents the impairment of purchased technology of $1.5 million and the impairment of certain intangible assets of $1.8 million related to the acquisition of Communication Machinery Corporation in July 2005 and to the acquisition of the mobile video test product line from Dilithium Networks in January 2006.

(c)	This reconciling item represents stock-based compensation expense recognized under Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“FAS 123R”). As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c).

(e)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b) and (c).

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax.

(g)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b) and (c), net of tax, on a diluted per share basis.